UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

Tuesday, August 31, 2004

EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

660 Engineering Drive; Norcross, Georgia 30092

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(770) 263-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-4.1 FIFTH AMENDMENT TO THE SECOND AMENDED AND RESTATED LOAN AGREEMENT

Section 1 Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

     On August 31, 2004 EMS Technologies, Inc. and SunTrust Bank entered into an amendment to extend the termination date on its existing loan agreement to November 30, 2004. Other than the extended termination date, the terms and conditions of the agreement did not materially change.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

     (c) The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description
4.1	Fifth Amendment dated as of August 31, 2004, to the Second Amended and Restated Loan Agreement between the Company and Suntrust Bank, Atlanta.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized in the City of Norcross, State of Georgia, on September 1, 2004.

EMS TECHNOLOGIES, INC.

Date: September 1, 2004	By:	/s/ Don T. Scartz

Don T. Scartz Executive Vice President, Chief Financial Officer and Treasurer